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Exhibit 10.12

FULLY DISCLOSED CLEARING AGREEMENT
BETWEEN SPEAR, LEEDS & KELLOGG, L.P.
AND
GlobeNet Securities, Inc.

        This AGREEMENT is made and entered into as of this            day of December 2002 by and between Spear, Leeds & Kellogg, L.P. ("SLK") and GlobeNet Securities ("Broker").

1.
Each of SLK and Broker agree that this Agreement shall not be effective (other than Section 3(b)(4), which shall be in full force and effect as of the date hereof), and the terms of this Agreement (other than as set forth in this sentence) shall be of no force and effect, until the later of (i) the date the New York Stock Exchange, Inc. ("NYSE") shall have approved this Agreement and (ii) such date as each of the parties hereto may agree (such later date, the "Effective date"), at which time this Agreement and all of the terms hereof shall be in full force and effect. From the opening of business on the day after the Effective Date until the termination of this Agreement as provided for in Paragraph 18 hereof, SLK will carry the cash and margin accounts of the customers introduced by Broker to SLK, and accepted by SLK, and will clear transactions on a fully disclosed basis for such accounts, all as more specifically provided in Paragraph 4 hereof, and subject to the terms and conditions hereinafter set forth.

All references made to margin accounts in this agreement shall apply only if Broker introduces such accounts and they are accepted by SLK.

2.
[***] of Agreement.

  SLK represents, warrants and covenants to Broker that the clearing services provided herein in respect of Equity Securities (as hereinafter defined) are offered to Broker at the [***] terms, as to [***] that SLK makes available to any other Client (as hereinafter defined) to whom SLK offers clearing services. In the event that after the date hereof, SLK enters into any agreement with any other Client on terms more favorable to such Client in respect of Equity Securities than the terms granted to Broker Pursuant to this Agreement, SLK will promptly provide notice to Broker of such more favorable terms and [***]. "Equity Securities" shall mean any equity securities listed on, or approved for quotation on a system operated by, and nationally securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or on any national securities association registered under Section 15A of the Securities Exchange Act of 1934, other than (x) options cleared or settled through the Options Clearing Corporation or with respect to which quotations and last sales are reported on the Options Price Reporting Authority, (y) exchange traded futures contracts and (z) securities that are not cleared through the Depository Trust Corporation. "Client" shall mean any [***] that receives clearing services from SLK pursuant to an agreement but shall specifically exclude any entity that is an affiliate of SLK or The Goldman Sachs Group, Inc.

        The fees to be charged by SLK to broker are attached as Exhibit A.

3.     Representations and Warranties

(a)
Broker represents, warrants, and covenants to SLK that:

(1)
Broker is and will remain during the term of this Agreement duly registered and in good standing as a broker-dealer with the Securities and Exchange Commission ("SEC") and in compliance with the rules and regulations thereof, including but not limited to the net capital, financial reporting and customer protection requirements.

(2)
Broker is and will remain during the term of this Agreement a member firm in good standing with the National Association of Securities Dealers ("NASD") and in compliance with the bylaws, rules, guidelines and standards thereof.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

  (3)
  Broker is in compliance with the constitution, bylaws, rules, guidelines, practices and customs of every national securities exchange and association of which it is a member.

  (4)
  Broker has fulfilled all registration and other requirements of all states and the District of Columbia to the extent such registration or other requirements are applicable to Broker.

  (5)
  Broker has entered into a dealer agreement with each and every mutual fund or other investment company whose shares are sold to Broker's customer accounts.

  (6)
  Broker has all requisite authority, whether arising under applicable federal or state laws, or the rules and regulations of any securities exchange or regulatory authority to which Broker is subject, to enter into this Agreement and to retain the services of SLK in accordance with the terms hereof.

  (7)
  Broker has obtained a Brokers Blanket Bond and lists SLK as a party to be notified if said Bond's monetary limits are reduced or if said Bond is cancelled.

(b)
SKL represents, warrants and covenants to Broker that:

(1)
SLK is and will remain during the term of this Agreement duly registered and in good standing as a broker-dealer with the SEC and is and will remain during the term of this Agreement a member firm in good standing with the NYSE and the NASD.

(2)
SLK is a limited partnership duly formed, validly existing and in good standing under the laws of the State of New York, and has all requisite authority, whether arising under applicable federal or state laws, or the rules and regulations of any securities exchange or regulatory authority to which SLK is subject, to enter into this Agreement and provide the services to Broker in accordance with the terms hereof.

(3)
SLK is in compliance, and during the term of this Agreement will remain in compliance, with the rules and requirements of every regulatory and self-regulatory organization to whose jurisdiction SLK is subject.

(4)
The names and addresses of customers of Broker that are provided to SLK in connection with the clearing and related functions SLK has assumed under this Agreement and all documents, data and other information in any form supplied by Broker in respect of Broker's business or customers or otherwise of a proprietary or confidential nature (including, without limitation, orders, trades, positions, trade limits, other trading data and any documents provided by Broker to SLK pursuant to Section 6(e)) (any and all such names, addresses, documents, data and information, "Confidential Information") are confidential. Confidential Information does not include any Information (i) that was publicly available prior to its disclosure to SLK by Broker or thereafter becomes publicly available with any violation of this Agreement on the part of SLK, (ii) that was available to SLK on a non-confidential basis prior to its disclosure to SLK by Broker, (iii) that becomes available to SLK from a person other than broker who is not, to the best of SLK's knowledge, subject to any legally binding obligation to keep such information confidential, (iv) that was independently developed by SLK without use of Broker's Confidential Information or (v) that is requested or required by applicable law or by any governmental authority or self regulatory organizations giving authority over SLK. Confidential Information shall not be used by SLK except in connection with the functions performed by SLK pursuant to this Agreement, and shall not be used by SLK or any of its partners, officers, employees or agents in connection with any trading activity or for any illegal or improper purpose. SLK will not disclose any Confidential Information to any of its partners, officers, employees or agents (other than for purposes of SLK's performance of its obligations hereunder; such partners, officers, employees and agents to whom SLK discloses Confidential Information for such purposes being defined herein as "Permitted Representative") and will cause such Permitted Representatives not to disclose any Confidential Information to any partners, officers, employees or agents of SLK (other than Permitted Representatives). Until this Agreement becomes effective (other than in respect of this Section 3(b)(4), which shall be in full force and effect as of the date hereof), at the request of Broker, SLK will use its reasonable best efforts to promptly return to Broker or destroy, or cause to be returned to Broker or destroyed, all documents provided to SLK under this Section 3(b)(4) by Broker or any of its affiliates, officers, employees or agents.

4.     Services to be Performed by SLK

SLK, acting as Broker's agent, shall carry the customers' cash and margin accounts introduced by Broker and accepted by SLK on a fully disclosed basis, and perform the following services:

(a)
Execute transactions in the customers' accounts and release or deposit money or securities to or for the accounts, only upon Broker's instructions.

(b)
Prepare and mail confirmations and summary monthly statements to Broker's customers on forms disclosing that the account is carried on a fully disclosed basis for Broker.

(c)
Settle contracts and transactions in securities (i) between Broker and other brokers and dealers, (ii) between Broker and its customers and (iii) between Broker and third persons.

  (d)
  Perform cashiering functions for such customers' accounts, including receipt, delivery and transfer of securities purchased, sold, borrowed and loaned: remittance and receipt of payments therefor. provision of custody and safekeeping of securities and cash; and handling of margin accounts, receipt and distribution of dividends and other distributions and the processing of exchanges, rights, warrants, redemptions, and tender offers with respect to such securities.

  (e)
  Mail to each customer a copy of the Notice to Customers as required by New York Stock Exchange Rule 382(c).

  (f)
  Complete the transfer of securities and accounts on behalf of customers.

  (g)
  Assist Broker in seeking to ensure compliance with restricted and control securities under the Securities Act of 1933. Broker is responsible for obtaining all the necessary documentation and making all necessary legal and factual determinations.

  (h)
  Pursuant to NYSE Rule 382(d), SLK will promptly furnish any written customer complaint it receives regarding Broker, or Broker's associated persons, and relating to the responsibilities allocated to Broker under this Agreement directly to:

  (1)
  Broker; and

  (2)
  Brokers Designated Examining Authority (or, if none, to its appropriate regulatory agency or authority).

  SLK will also notify the complaining customer, in writing, that it has received the complaint, and that the complaint has been furnished to the parties listed in h(1) and h(2) above.

  (i)
  Pursuant to NYSE Rule 382(e):

  (1)
  At the commencement of this Agreement, and annually thereafter, SLK will furnish Broker with a list of reports (i.e., exception reports and/or other reports) that it can provide Broker, upon Broker's written request, to assist Broker in its supervision and monitoring of customer accounts.

  (2)
  SLK will retain and preserve copies of the reports requested by and/or supplied to Broker pursuant to NYSE Rule 440 (Books and Records), or will have the ability to either recreate copies of these reports or provide the report format and data elements contained in the original

  (3)
  Annually, within thirty (30) days of July 1st of each year, SLK will give written notice to Broker's Chief Executive Officer and Chief Compliance Officer indicating: (a) the list of reports offered by SLK to Broker described above; and (b) the specific reports actually requested by and/or supplied to Broker as of that date.

  SLK will also simultaneously provide a copy of this written notice to Broker's Designated Examining Authority (or if none, to its appropriate regulatory agency or authority),

Notwithstanding subparagraphs (a) through (i) above, SLK may, in its sole discretion, for good cause shown, refuse to open an account for a specific customer; close an account already opened; refuse to confirm and/or cancel a confirmation; reject a delivery or receipt of securities and/or money; refuse to clear any trade executed by Broker; or refuse to execute any trade for the account of a customer introduced by Broker. SLK will promptly notify Broker if it elects to take any action described in this paragraph unless market conditions prevent such prompt notification (in which case SLK will notify Broker as promptly as practicable thereafter).

Broker acknowledges that in connection with the performance of the above described services, SLK may retain, at its reasonable option and consistent with common industry practice, one or more independent data processing service bureaus to perform any of the required functions, SLK shall be obligated to cause any such service bureau to correct any processing error in its next regularly scheduled processing, and to deliver any overdue work as soon as reasonably practicable. Notwithstanding any such delegation to any such service bureau, SLK shall remain liable to Broker to the same extent SLK would be liable hereunder if SLK performed such functions itself; provided that n no event shall SLK be liable under this Agreement for indirect, special, punitive or consequential loss or damage of any kind whatsoever.

5.     Services for which SLK is not Responsible

Unless otherwise expressly agreed in writing, SLK will not provide, nor be responsible for providing, any of the following services:

(a)
Accounting bookkeeping or record keeping, cashiering, or other services involving commodity transactions, or any other transaction not involving securities.

(b)
Preparation of Broker's payroll records, financial statements or any analysis thereof.

(c)
Preparation or issuance of checks in payment of Broker's expenses, other than expenses incurred by SLK on behalf of Broker pursuant to this Agreement.

(d)
Payment of commissions to Broker's salesmen.

  (e)
  Preparation or filing of any of Broker's reports to the SEC, any state securities commission, or any securities exchange, securities association or other membership to which Broker is subject. However, SLK will, at the request of Broker, furnish Broker with any necessary information and data contained in records kept by SLK, and not otherwise reasonably available to Broker, for use in making such reports by Broker.

  (f)
  Verification of address changes of Brokers customers.

  (g)
  Rendering investment advice to customers.

6.     Duties, Obligations and Responsibilities of Broker.

  (a)
  Prompt Notification of Restrictions or Suspensions, Net Capital Deficiencies and Other Matters

  Within 24 hours of first becoming aware of same, Broker will provide SLK with written notification or verbal notification' to the then Director of Compliance of SLK followed by written notification to SLK promptly thereafter;

  (1)
  any judicial or administrative order, consent agreement or other document placing conditions upon, restricting or suspending Broker's securities business in any respect (whether voluntary or involuntary);

  (2)
  any deficiency in Broker's net capital; and

  (3)
  any other event that adversely and materially impacts Broker's ability to carry out its duties and responsibilities under this Agreement.

The failure of Broker to provide the above-mentioned notification shall be considered a material default under this Agreement and grounds for immediate termination of the Agreement pursuant to Paragraph 18.

(b)
Information to be supplied by Broker:

Broker will provide SLK with such basic data and documents, as shall be necessary or appropriate to permit SLK to discharge its service obligations hereunder, including, but not limited to, copies of records of any receipts of customers funds and securities received directly by Broker. In all cases, such data and documents must be compatible with the requirements of SLK's bookkeeping system.

Broker will furnish SLK with such information and signatures as are requested by SLK for the opening and carrying of customer accounts on forms that have been approved by SLK.

  All accounts shall he opened in accordance with SLK's requirements, and the acceptance of an opening of an account without such requirements being fulfilled shall not be deemed to be a waiver of such requirements. A duly authorized principal executive officer of Broker will approve in writing the opening of each customer's account.

  Broker shall be responsible for maintaining proper customer addresses and SLK may, for all purposes, rely on such addresses as they are furnished by Broker.

  Pursuant to NYSE Rule 382(e)(1), after receiving SLK's list of available exception reports and/or other reports, Broker must promptly notify SLK, in writing, of those specific reports offered by SLK that Broker requires to supervise and monitor its customer accounts.

  (c)
  Receipt of money and securities:

  In all cash accounts, Broker shall be responsible for all customer purchases until actual and complete payment therefor has been received by SLK, and, in the case of checks representing such payment received by SLK, Broker shall be responsible until the proceeds are actually received and credited to SLK by its bank. SLK agrees to use due diligence in depositing such checks promptly.

  Broker shall be responsible for all sales until acceptable delivery of the securities to SLK has been made.

  Broker agrees to promptly turn over to SLK funds or securities received by Broker from its customers, together with such information as may be relevant or necessary to enable SLK to promptly and properly record such remittance and receipts in the customers' respective accounts.

  Broker shall arrange for timely settlement of "delivery versus payment" transactions, and shall not introduce any retail or individual accounts requiring settlement, on "delivery versus payment" or "receive versus payment" basis without first obtaining the prior written approval of the customer allowing SLK to accept "partial deliveries" and to abide by other clearance arrangements as may be directed by the NYSE, the American Stock Exchange, LLC (the "ASE"), or the NASD. SLK may, at its option, charge for late payments or deliveries, any interest incurred by it accrued at its then prevailing "Brokers Call" rate plus 1% on the principal amount of trade, or at such other interest rate as may be agreed upon in writing, above Broker's Call rate.

  SLK reserves the right to give prior oral or written notice to Broker, and to any customer, of SLK's intention to take remedial action for failure to make timely settlement.

  (d)
  Duties of Broker with respect to customers:

  The customer shall remain the customer of Broker, and Broker shall be responsible for obtaining all of the essential facts relative to every customer, every cash or margin account, every order, and every person holding power of attorney over any account accepted by Broker. Broker shall also be responsible for the conduct of customer accounts and the supervision thereof, including, but not limited to, assessing the suitability of a transaction for the customer when required under applicable rules, the authenticity of all orders, signatures and endorsements the frequency of trading by a customer, and the genuineness of all signatures, certificates and papers, the status under the Securities Act of 1933 of securities proposed to be sold or margined by a customer, and reviewing the accounts for, among other things, manipulative practices and insider trading, and compliance with all federal, state, securities exchange and association laws, rules and regulations to which Broker and customer are subject.

  Broker undertakes to comply with NYSE Rule 405 (1), (2) and (3), and with other rules of regulatory organizations having jurisdiction over Broker. It is understood that Broker will establish adequate procedures regarding Rule 405 and will make a diligent attempt in every case to conform to this rule.

  Broker must notify SLK in each case where Broker and a customer authorize a Registered Representative of Broker to exercise discretion in an account. In addition, Broker will advise SLK at the time an order is placed if such orders for a discretionary account or for an account of one of Broker's Registered Representatives.

  Broker warrants that, to its best knowledge, the customers introduced to SLK by Broker shall not be minors and shall not be such as to come under prohibitions referred to in NYSE Rule 407, or in any other law, rule or regulation of any other regulatory authority; that Broker's customers shall in fact be the owners of accounts opened by SLK in their names, and that any orders and instructions given by Broker or any of Broker's employees shall have been fully and properly authorized.

  This agreement places the responsibility for "knowing the customer" and "suitability" on Broker it permits SLK to satisfy itself, for its own benefit, that Broker has the ability to comply itself, for its own benefit, and that Broker has the ability to comply and has complied with the requirements of NYSE Rule 405 and the comparable requirements of similar rules of any other self-regulatory organization to which Broker belongs. It's understood that the preparation and/or possession by SLK of surveillance records or any new data, including exception reports, on behalf of, or for the use of Broker, shall neither obligate SLK to review such material nor make SLK responsible to know its contents.

  (e)
  Regulatory and Financial Data

  Upon executing and returning this Agreement, Broker shall also provide SLK with a copy of its most recent FOCUS Report, its Form 80 and any amendments thereto, and Form U-4s (including DRPs, if any) for all individuals listed on Schedules A and B of Form BD (i.e., direct owners, executive officers, indirect owners or other control affiliates). Thereafter, within 48 hours of SLK's making a request therefor, Broker agrees to furnish SLK with a copy of all FOCUS Reports, Brokers Form BD and any amendments thereto, and any other regulatory filing or submission pertaining to Broker In the event that the Exchange Agreement is terminated, SLK will use its reasonable best efforts to promptly return to Broker c" destroy or cause to be returned to Broker or destroyed, at documents provided to SLK under this Section 6(e) by Broker or any of its affiliates, officers, employees or agents.

  (f)
  Broker shall make and maintain reports, records and regulatory filings required to be kept by Broker by any entity that regulates it, including any reports and records required to be mace or kept under the Currency and Foreign Transactions Reporting Act of 1970, the Money Laundering Act of 1986, and any rules and regulations promulgated pursuant thereto.

  (g)
  Broker shall assume all responsibility for reviewing customer orders prior to execution, and for errors in execution.

7.     Broker Indemnification

  Broker hereby agrees to indemnify, defend and hold harmless SLK from and against all claims, demands, proceedings, suits and actions made or brought against SLK, and to indemnify SLK's liabilities, losses, damages, expenses. reasonable attorneys fees and costs arising out of one or more of the following (except for those claims arising out of SLK's or any of its officers', partners', employees' or agents (x) breach of any provision of this Agreement or (y) gross negligence, willful misconduct or reckless, fraudulent or criminal acts or omissions):

  (a)
  Failure of Broker to provide prompt notification of restrictions, suspensions, net capital deficiencies and other matters as required by Paragraph 6(a) above:

  (b)
  Failure of Broker or Broker's customer to make payment when due for securities purchased, or to deliver when due, securities sold for the account of Broker or Broker's customers;

  (c)
  Failure of a customer of Broker to meet any initial margin call or any maintenance call, except that SLK shall be responsible only for the portion of any such losses that are directly attributable to SLK's failure to give proper and timely notification to the customer of any call;

  (d)
  Failure of Broker to properly perform its duties, obligations and responsibilities with respect to customer accounts (as set forth in Paragraph 6, above), it being understood that the participation of any employee of SLK in any transactions referred to in Paragraph 6 shall not affect Brokers indemnification obligations hereunder, unless such participation by SLK's employee was fraudulent, reckless, criminal or grossly negligent;

  (e)
  Any dishonest, fraudulent, reckless, negligent or criminal act or omission on the part of Broker or arty of Brokers' officers, partners, employees or agents;

  (f)
  All claims or disputes between Broker and its customers with respect to the matters set forth in this Agreement, it being understood. (i) that Broker guarantees the validity of customer orders in the form such orders are transmitted to SLK by Broker, and guarantees to SLK that each customer will promptly and fully perform his commitments and obligations with respect to all transactions in all of the accounts carried by SLK hereunder, and (ii) that checks received by SLK from Broker's customers shall not constitute payment until they have been paid and the proceeds actually received and credited to SLK by its bank;

  (g)
  Any adverse claims with respect to any customer securities delivered or cleared by SLK, it being understood that SLK shall be deemed to be an intermediary between Broker and customer and shall be deemed to make no warranties other than as provided in Section 9-306(3) of the Uniform Commercial Code;

  (h)
  The default by any over-the-counter broker with which Broker deals on a principal basis, giving up SLK for clearance;

  (i)
  The default by any third-party broker with whom Broker deals rather than using SLK to execute a transaction for itself or a customer;

  (j)
  The negligence, malfeasance, or mistakes of an employee of Broker with respect to the use of any check-signing authority that may be granted to Broker by SLK;

  (k)
  The breach by Broker of any of its warranties, representations, duties or obligations under this Agreement;

  (l)
  SLK's guarantee of any signatures with respect to transactions in the accounts of Broker's customers other than any such guarantee that arises out of SLK's gross negligence, willful misconduct or reckless, fraudulent or criminal acts or omissions;

  (m)
  The failure of Broker's customers to fulfill their obligations to Broker or to SLK (whether or not such failure is in Broker's control); and

  (n)
  Any inquiry or investigation, by federal or state law enforcement agencies, the SEC, NASD, NYSE or any other regulatory body into the activities of Broker or of its officers, partners, employees, agents or customers except for inquiries or investigations resulting in a finding of criminal conduct, willful misconduct, fraud, recklessness or gross negligence by SLK.

8a.   Omnibus Account

To further assure Broker's performance of its obligations under this Agreement, including but not limited to its indemnification obligations under Paragraph 7, Broker shall on or before the execution of this Agreement, establish an account at SLK to be designated as Broker's Omnibus Account (the "Account"). The Account shall at all times contain cash, securities, or a combination of both, having a market value of $[***], Broker shall be paid interest on the cash balances in the Account at the rate of 100 basis points below the Fed Funds target rate. The Account may be used by Broker to trade securities on a proprietary basis.

8b.   Clearing Deposit

SLK requires a clearing deposit, the Account shall at all times contain cash, securities, or a combination of both, having a market value of $[***]. The clearing deposit shall be returned within 30 days after cancellation of this agreement. This deposit does not represent an ownership interest.

If SLK shall suffer any loss or incur any expense for which it is entitled to be indemnified pursuant to this Agreement, and Broker shall fail to make such indemnification within five (b) business days after being requested to do so, SLK shall deduct the amount of such claim, loss or expense from the commissions then credited to Broker pursuant to Paragraph 9. If the amount of said commissions is less than the amount of such claim, loss or expense, SLK shall have the right to withdraw from the Account cash or securities (or both) having a market value equal to the amount of such deficiency. Broker shall then be obligated to immediately deposit in the Account cash or securities sufficient to bring the Account back to a market level of at least $[***].

Upon the termination of this Agreement, or as soon as practical thereafter, SLK will pay and deliver to Broker the funds and securities in the Account, less any amounts which it is entitled to withdraw under the preceding paragraph; provided, however, that SLK may retain in the Account an amount to protect it from any claim or proceeding of any type, then pending or actually threatened, until the final determination thereof is made. If within a reasonable time after the termination of this Agreement, a threatened claim or proceeding is not resolved, or a legal action or proceeding is not instituted, the amount retained with respect to such threatened claim or proceeding shall be paid or delivered to Broker.

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

9.     Commission Payments

  (a)
  SLK shall charge each of Brokers customers the commission, markup and any other charge or expense that Broker directs it to charge for each transaction. If specific instructions are not received with respect to a specific transaction in the time period required by SLK to implement same, SLK shall charge the customer the commission, markup or other charge or expense prescribed in the basic commission schedule delivered to SLK by Broker. Such basic schedule may be amended from time to time by Broker by written instructions delivered to SLK; provided, however, that such changes shall be implemented only to the extent they are within the usual capabilities of SLK's data processing and operations systems and only within such reasonable time limitations as SLK may deem necessary to avoid disruption of its normal operating capabilities. For purposes of confirmation preparation, Broker will also furnish from time to time the source and amount of any commission or other payment received by Broker in connection with transactions in the customers' accounts.

  (b)
  Commissions charged Broker's customers shall be collected by SLK and credited to Broker, after deducting SLK's compensation referred to in Paragraph 10 (and any other amount owed to SLK pursuant to this Agreement). Such commissions shall be credited to the Account or a monthly basis, on the fifth business day after the final settlement date of the month.

10.   Compensation

As compensation for services provided hereunder by SLK, there shall be deducted from the commissions charged Broker's customers the amounts set forth in Exhibit A attached hereto. Said compensation schedule may be changed as may be agreed to by both parties or as required by Paragraph 2.

11.   Margin Accounts

  (a)
  Any transaction for a customer will be considered a cash transaction until such time as Broker has furnished SLK with an executed customer's margin agreement and consent to loan of securities in a form acceptable to SLK.

  (b)
  All margin accounts introduced by Broker shall be subject to SLK's "house margin requirements." SLK currently imposes a 40% maintenance requirement. In its sole discretion, and subject to market conditions and periods of extreme volatility, SLK may change the house margin requirements applicable to any customer account or class of customer accounts on appropriate notice to Broker, unless market conditions prevent advance notice. Broker shall be responsible for advising its customer(s) of the changed requirements and for collecting any additional margin necessary to insure compliance with increased requirements.

  (c)
  In all margin accounts, Broker shall be responsible for the initial margin requirement for any transaction until such initial margin has been received by SLK in acceptable form. SLK reserves the right to refuse to accept any transaction in a margin account after the initial transaction, without actual receipt of the necessary margin, and to impose a higher margin requirement, when, in SLK's opinion, the past history or nature of such account or the securities therein justifies such action.

  (d)
  SLK shall endeavor to notify Broker in advance of all margin calls, and shall provide Broker with copies of such calls. In the event that satisfactory margin is not provided within the time specified by SLK, SLK shall be at liberty to take such actions as SLK may, in it a judgment, deem appropriate. After such initial margin has been received, subsequent margin calls may be made by SLK. Broker agrees to cooperate with SLK in complying with and obtaining margin on subsequent calls.

  (e)
  Interest charged with respect to debit balances in customers' accounts shall be determined in accordance with Exhibit A attached hereto.

  (f)
  Broker shall be responsible for any failure on the part o' a customer to meet a "maintenance call", except to the extent directly attributable to SLK's failure to give proper and timely notification to the customer, if, and to the extent, circumstances allow for such notice. An officer of Broker who has been designated by Broker (and acknowledged in writing by SLK) may request, to the extent permitted by the margin rules, that SLK withhold temporarily any contemplated action, or "Sell-out" or "Buy-in", for accounts which have failed to meet a margin call, Such requests shall be made in writing and shall clearly set forth the period of time during which the contemplated action is requested to be withheld. Should SLK comply in whole or in part with such request, Broker guarantees to reimburse SLK promptly for the maximum amount of loss or liability which SLK may sustain or incur by reason of any compliance with such request, by depositing sufficient funds with SLK in a reserve or other appropriate account at a bank of SLK's choosing over which SLK shall be signatory, to reimburse SLK for the loss or unsecured indebtedness held in the account of the particular customer; provided, however, that compliance with such a request shall not be deemed a waver by SLK of any of its rights hereunder, including but not limited to, the right to close out a contract or position if, in SLK's reasonable judgment, changing conditions render such action advisable.

  (g)
  Broker shall be responsible for sending each margin customer a written statement at the time of the opening of a margin account in compliance with Rule 10b -16 of the Securities Exchange Act of 1934.

  (h)
  Broker shall obtain a margin agreement from each margin account introduced to SLK, including a hypothecation authority, in a form and substance acceptable to SLK.

12.   Unsecured Debits or Unsecured Short Positions

Unsecured debits or short positions (on a "marked to market" basis) in a customers account that are not resolved by payment or delivery within thirty (30) calendar days shall be charged to the account of Broker maintained by SLK, and to which SLK credits Broker with commissions due. Such unpaid debits or short positions shall be netted against commissions due on a monthly basis. Any excess of such unpaid debits or short positions over commissions due shall be applied against Broker's Account and shall be considered a claim against Broker pursuant to Paragraph 7 of this Agreement.

13.   Responsibilities and Rights of SLK

SLK will maintain prescribed books and records of all transactions executed or cleared through it. SLK also undertakes to perform in good faith the services agreed to be per formed in this Agreement, including the foregoing, but shall not be bound to make any investigation into the facts surrounding any transaction that it may have with Broker or that Broker may have with its customers or other persons, nor shall SLK be under any responsibility of compliance by Broker with any laws or regulations which may be applicable to Broker

Nothing in this Agreement shall be deemed to restrict in any way the right of SLK, or any affiliate of SLK, to compete with Broker in any or all aspects of Broker's business.

14.   Damage Claims by Non-Parties to This Agreement

SLK shall have no liability to any of Broker's customers and any other non -party for any loss suffered by any such customer or non-party.

Broker hereby waives any claim against SLK for losses suffered by Broker's customers, any other non-party or by Broker, on account of its customers' or another non-party's claims, except to the extent that such losses or claims result from the dishonest, fraudulent or criminal act or omission, willful misconduct, recklessness or gross negligence, of SLK or any of its officers, partners, employees or agents with respect to the services provided by SLK under this Agreement.

15.   Indemnification by SLK

SLK hereby agrees to indemnify, defend and hold harmless Broker from and against all claims, demands, proceedings suits and actions, and all liabilities, losses, damages, expenses, reasonable attorneys fees, and costs, arising out of any dishonest, grossly negligent, reckless, fraudulent, or criminal act or omission on the part of SLK, any of its officers, partners, employees or agents with respect to the services provided by SLK under this Agreement, or the breach by SLK of any warranties, representations, duties or obligations under this Agreement, provided that in no event shall SLK be liable under this Agreement for indirect, special, punitive or consequential loss or damage of any kind whatsoever.

16.   Construction of Agreement

Neither this agreement nor the performance of the service as hereunder shall be considered to create a joint venture or partnership between SLK and Broker, or between Broker and other brokers for whom SLK may perform the same or similar services. Neither SLK nor Broker will use the name of the other in any way without the others consent, and under no circumstances shall either party employ the others name in such a manner as to create the impression that the relationship created or intended between them is anything other than that of clearing broker and correspondent broker.

During the term of this agreement, Broker will not enter into any other similar agreement or obtain the services contemplated by this Agreement from any other party, in each case with respect to Equity Securities (for purposes of this Section 16 only, such term shall exclude transactions, or agreements to the extent they address transactions, in Equity Securities with direct institutional customers who use Archipelago, L.L.C. or any other subsidiary of Archipelago Holdings, L.L.C. as their sponsoring introducing broker and who either (i) settle on a DVP (delivery vs. payment) basis or (ii) have a prime brokerage arrangement). In the event Broker determines to trade or clear any securities other than Equity Securities whether or not through SLK, Broker shall provide SLK with prior written notice of this determination and shall provide SLK with a reasonable opportunity to offer to provide clearing services to Broker with respect to such securities. Notwithstanding the two immediately preceding sentences, Broker shall be permitted to continue its clearing arrangements with Penson Financial Services, Inc. ("Penson") until the later of the date (x) of obtaining the NYSE approval referenced in the first sentence of Section 7, and (y) the account of Broker and its uses its reasonable best efforts to convert such accounts from Penson to SLK as promptly as practicable after the Effective Date.

17.   Confidentiality

Broker and SLK agree not to disclose the terms of this Agreement to any unaffiliated parties, except to regulatory bodies with appropriate jurisdiction and to authorized employees of Broker or SLK on a need-to know basis. Any other publication or disclosure of the terms of this Agreement may be made only with the prior written consent of the parties.

18.   Termination

This agreement shall continue until terminated as hereinafter provided:

(a)
Upon any unilateral change by SLK of more than 10% per annum in the compensation set forth in Exhibit A hereto, or upon the unreasonable rejection by SLK of any customers or trades pursuant to Paragraph 4, Broker may, upon five (5) days prior written notice to SLK, terminate this Agreement as of the effective date of such unilateral change or rejection.

  (b)
  This Agreement may be terminated by either party, without cause, upon one hundred twenty (120) days written notice delivered in person or by registered or certified mail.

  If either party terminates this Agreement pursuant to this subparagraph, SLK shall have the right to impose reasonable limitations upon Broker's activities as are necessary in light of credit or reputational concerns during the period between the giving of notice and the transfer of Brokers account.

  (c)
  In the event either party defaults in the performance of its obligations under this Agreement, the non-defaulting party may terminate this Agreement on the following terms and conditions. Written notice must be delivered to the defaulting party specifying the nature of the default and notifying the defaulting party that unless the default is cured within a period of ten (10) days from receipt of the notice, this Agreement may be terminated without further proceedings by the non-defaulting party.

  (d)
  This Agreement may be terminated by SLK or Broker immediately in the event that the other party is enjoined, disabled, suspended, prohibited or otherwise unable to engage in the securities business, or any part of it, as a result o t any administrative or judicial proceeding or action by the SEC, NYSE, NASD, any state securities regulator or any other self-regulatory organization having jurisdiction, or pursuant to a voluntary agreement or understanding with any of the aforementioned entities.

  (e)
  This Agreement may be terminated by SLK or Broker immediately in the event that the other party incurs a net capital deficiency, becomes a debtor in a bankruptcy proceeding, is placed into receivership or becomes insolvent.

  (f)
  This Agreement may be terminated by SLK immediately upon discovery that Broker has failed to comply with any of the notification requirements of Paragraph 6(a).

  (g)
  Termination of this Agreement, however caused, shall not release Broker or SLK from any liability or responsibility to the other with respect to transactions effected or any breaches, defaults or violations hereunder prior to the effective date of such termination, whether or not claims relating to such transactions, breaches, defaults or violations shall have been made before or after such termination.

19.   Transfer of Customer Accounts upon Termination

In the event that this Agreement is terminated for any reason, it shall be Broker's responsibility to arrange for the transfer of the accounts of Broker and its customers then maintained by SLK to another clearing broker. Broker will give SLK notice ("Transfer

Notice") of (i) the name of the broker which will assume responsibility for clearing services for Broker and its customers; (ii) the date on which such broker will commence providing such services, (iii) Brokers undertaking, in form and substance reasonably satisfactory to SLK, that Broker's agreement with such broker provides that such broker will accept on transfer all of the accounts of Broker and its customers then maintained by SLK; and (iv) the name of an individual within that organization whom SLK can contact to coordinate the transfer.

The Transfer Notice shall be given by Broker at the same time as the 5-day, 120-day and 10-day termination notices provided for in Paragraph 18(a), (b) and (c) above.

If Broker fails to give SLK a timely Transfer Notice, or SLK terminates this Agreement immediately, pursuant to Paragraph 18(d), (e) or (f) above, SLK may give customers such notice as SLK deems appropriate of the termination of this Agreement and may make such arrangements as SLK deems appropriate for the transfer or delivery of the accounts of Broker and any of its customers then maintained by SLK. Broker shall pay any costs thereby incurred by SLK as billed by third party vendors such as transfer agents, etc.

20.   Action Against Customers; Customer Complaints

SLK shall have the right at all times, in its sole discretion, and at its sole expense, to institute and prosecute in its name upon notice to Broker, any action or proceeding against any of Brokers customers as to any controversy or claim arising out of SLK's transactions with Broker or with Broker's customers, and nothing contained in this Agreement shall be deemed or construed to impair or prejudice such right in any way whatsoever, nor shall the institution or prosecution of any such action or proceeding relieve Broker of any liability or responsibility which Broker would otherwise have had under this Agreement. Broker shall assign its rights against its customers to SLK to the extent requested by SL.K and necessary to carry out the intent of this Paragraph.

In addition to SLK's obligations regarding customer complaints pursuant to NYSE Rule 382(d), set forth in Paragraph 4(h) of this Agreement, SLK and Broker shall each communicate to the other any complaint/inquiry regarding the other.

21.   Notices

Any notice or request that is required or permitted to be given under this Agreement shall be sufficient if in writing, and sent by hand or certified mail, in either case, return receipt requested, to the respective parties at the following addresses:

Broker:
Globenet Securities, Inc.
220 E. Central Parkway, Ste 3010 Altamonte Springs, Fl 32701
Attn: Director of Operations
c/o Archipelago Holdings, L.L.C.
100 South Wacker Drive

Chicago, Illinois 60606
Attn: General Counsel

SLK:
Spear, Leeds & Kellogg, L.P.
120 Broadway
New York, New York 10271
Attn: General Counsel

22.   Amendments

This Agreement represents the entire agreement between the parties with respect to the subject matter contained herein. This Agreement may not be changed orally, but only in a writing signed by both parties.

23.   Exchange Regulation

Broker acknowledges that it will be subject to the rules of the NYSE, NASD and any other securities exchanges or associations of which SLK is or may become a member, to the extent that the rules of the NYSE, the NASD or such other securities exchanges or associations apply or are deemed to apply to non-member introducing firms that introduce to a member firm, or to the extent to which Broker agrees to comply with such rules, and of any governmental agencies to whose jurisdiction either party may be subject. SLK acknowledges that it will be subject to the rules of the NYSE, NASD and any other securities exchanges or associations to the extent that the rules of the NYSE, NASD or such securities exchanges or associations apply to a clearing broker that clears transactions for a member organization.

24.   Assignment

Broker may not assign or delegate any of its rights or obligations hereunder without the prior written consent of SLK. SLK may not assign or delegate any of its rights or obligations hereunder without the prior written consent of Broker, which consent shall not be unreasonably withheld, provided that, notwithstanding the foregoing, in connection with the transfer of SLK's clearing business in its entirety to any other entity. SLK may assign all of its rights and obligations hereunder to such entity without obtaining Brokers prior written consent. This Agreement shall be binding upon, and shall inure to the benefit of, the respective successors and permitted assigns of Broker and SLK.

25.   Applicable Law

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

26.   ARBITRATION DISCLOSURE

  •
  ARBITRATION IS FINAL AND BINDING ON THE PARTIES.

  •
  THE PARTIES ARE WAIVING THEIR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO JURY TRIAL.

  •
  PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LI MITED THAN AND DIFFERENT FROM COURT PROCEEDINGS.

  •
  THE ARBITRATORS AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.

  •
  THE PANEL OF ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY.

27.   ARBITRATION AGREEMENT

ANY CONTROVERSY BETWEEN SLK AND BROKER ARISING OUT OF THE BUSINESS OF THIS AGREEMENT SHALL BE SUBMITTE D TO ARBITRATION CONDUCTED BEFORE THE NEW YORK STOCK EXCHANGE, INC. OR THE NATIONAL ASSOCIATION OF SECURITIES DEALERS INC., AS SLK MAY ELECT, AND IN ACCORDANCE WITH THE RULES OF THE SELECTED ORGANIZATION ARBITRATION MUST BE COMMENCED BY SERVICE UPON THE OTHER PARTY OF A WRITTEN DEMAND FOR ARBITRATION OR A WRITTEN NOTICE OF INTENTION TO ARBITRATE, THEREIN ELECTING THE ARBITRATION TRIBUNAL. NOTHING IN THIS PARAGRAPH 27 SHALL BE CONSTRUED TO PRECLUDE ANY PARTY TO THE AGREEMENT FROM SEEKING INJUNCTIVE OR OTHER RELIEF IN A COURT OF LAW AND/OR EQUITY WHERE ABSENT SUCH RELIEF SUCH PARTY WOULD SUFFER IRREPARABLE HARM.

28.
This Agreement shall not be submitted to and/or approved by any national securities exchange, or other regulatory and self-regulatory bodies vested with the authority to review and/or approve this Agreement or any amendment or modifications hereto. In the event of any disapproval, the parties hereto agree to bargain in good faith to achieve the requisite approval.

29.
If any provision or condition of this Agreement shall be held to be invalid or unenforceable by any court, or regulatory or self-regulatory agency or body, such invalidity or unenforceability shall attach only to such provision or condition. The validity of the remaining provisions and conditions shall not be affected thereby, and this Agreement shall be carried out as if any such invalid or unenforceable provision or conditions were not contained herein.

30.
For purposes of the SEC's financial responsibility rules and the Securities Investor's Protection Act, Broker's customers will be considered customers of SLK and not customers of Broker. Nothing herein shall cause Brokers customers to be construed or interpreted as customers of SLK for any other purpose, or to negate the intent of any other section of this agreement, including, but not limited to, the delineation of responsibilities as set forth elsewhere in this Agreement.

31.   PRIME BROKERAGE:

  (a)
  Establishment of an Account

  SLK agrees to establish on its books and records an account in the name of a prime broker for Broker's clients and to maintain same providing SLK receives from said client SIA Form 151 "Executing Broker Customer Agreement" and all other documents SLK may deem appropriate.

  Broker shall provide SLK with the Prime Broker tax ID number and the full street address of its client, the "SIA Form 151" as well as the necessary settlement instructions.

  (b)
  Customer Qualifications

  By introducing Prime Broker Accounts to SLK, Broker confirms that it is aware that its client maintains a minimum net equity of $1,000,000 in cash or securities with a ready market for trades executed on behalf of an account not managed by an advisor, or $100,000 in cash or securities with a ready market for trades executed on behalf of a customer account managed by an investment advisor registered under Section 203 of the Investment Advisors Act of 1940. Broker understands that if for any reason the account falls below such minimum net equity SLK has the right to refuse to process trades as a prime broker transaction. Each time Broker enters an order Broker represents that its client is in compliance with such minimum net equity, or will notify SLK otherwise.

  In the event that any prime broker disaffirms any trade Broker has executed, Broker hereby agrees to be responsible and liable to SLK for settling such transaction.

  (c)
  Restrictions on Account

  Broker understands that SLK in its sole discretion may refuse to accept Prime Broker Transactions on Broker's client's behalf or restrict or prohibit trading of securities in Brokers client's account or refuse to clear Broker's client's transactions.

  (d)
  Confirmations

  Unless otherwise instructed in writing, SLK shall confirm transactions to Brokers client, as well as to the prime broker, by the morning of the next business day after the trade date.

  Broker agrees to notify SLK in a timely manner of the contract amount of the transaction, the security involved, the number of shares or units, whether the transaction is a purchase or sate, and if a sale, whether the transaction was a short or tong sate. Broker is responsible for complying with all applicable rules and regulations of the SEC and applicable self-regulatory organizations governing the execution of short sales.

32.   PROPRIETARY ACCOUNTS OF INTRODUCING BROKERS ("PAIB"):

The parties agree to the following conditions and provisions as set forth in the SEC No -Action Letter, dated November 3, 1998, relating to the net capital treatment of assets in the proprietary account of an introducing broker ("PAIB") and to permit Broker to use PAIB assets in its Net Capital Computations.

1.
SLK shall perform a computation for PAIB assets ("PAIB Reserve Computation") of Broker in accordance with the customer reserve computation set forth in Rule 15c3-3 ("customer reserve formula") with the following modifications:

A.
Any credit (including a credit applied to reduce a debit) that is included in the customer reserve formula may not be included as a credit in the PAIB reserve computation;

B.
Note E(3) to Rule 1 5c3-3a which reduces debit balances by 1% under the basic method and subparagraph (a)(1)(ii)(A) of the net capital rule which reduces debit balances by 3% under the alternative method shall not apply; and

C.
Neither Note E(1) to Rule 15c3-3a nor NYSE Interpretation /04 to item 10 of Rule 15c3-3a regarding securities concentration charges shall be applicable to the PAIB reserve computation.

2.
The PAIB reserve computation shall include all proprietary accounts of Broker. All PAIB assets shall be kept separate and distinct from customer assets under the customer reserve formula in Rule 15c3-3.

3.
The PAIB reserve computation shall be prepared within the same time frames as those prescribed by Rule 15c3-3 for the customer reserve formula.

4.
SLK shall establish and maintain a separate "Special Reserve Account for the Exclusive Benefit of Customers" with a bank in conformity with the standards of paragraph (f) of Rule 15c3-3 ("PAIB Reserve Account"). Cash and/or qualified securities as define d in the customer reserve formula shall be maintained in the PAIB Reserve Account in an amount equal to the PAIB reserve requirement.

5.
If the PAIB reserve computation results in a deposit requirement, the requirement may be satisfied to the extent of any excess debit in the customer reserve formula of the same date. However, a deposit requirement resulting from the customer reserve formula shall not be satisfied with excess debits from the PAIB reserve computation.

  6.
  Within two business days of entering into this PAIB Agreement, Broker shall notify its designated examining authority in writing (with a copy sent to SLK upon request) that it has entered into this PAIB Agreement.

  7.
  Commissions receivable and other receivables of Broker from SLK (excluding clearing deposits) that are otherwise allowable assets under the net capital rule are not to be included in the PAIB reserve computation, provided the amounts have been clearly identified as receivables an the books and records of Broker and as payables on the books of SLK.

  8.
  If Broker is a guaranteed subsidiary of SLK or if Broker guarantees SLK (i.e., guarantees all liabilities and obligations) then the proprietary accounts of Broker shall be excluded from the PAIB Reserve Computation

  9.
  Upon discovery that any deposit made to the PAIB Reserve Account did not satisfy its deposit requirement, SLK shall by facsimile or telegram immediately notify its designated examining authority and the Securities and Exchange Commission ("Commission"). Unless a corrective plan is found acceptable by the Commission and the designated examining authority, SLK shall provide written notification within 5 business days of the date of discovery to introducing Brokers that PAIB assets hold by SLK shall not be deemed allowable assets for net capital purposes. The notification shall also state that if Broker wishes to continue to count its PAIB assets as allowable, it has until the last business day of the month following the month in which the notification was made to transfer all PAIB assets to another clearing broker. However if the deposit deficiency is remedied before the time at which Broker must transfer its PAIB assets to another clearing broker, Broker may choose to keep its assets at SLK.

  10.
  The parties shall adhere to the terms of the No-Action letter, including the interpretations set forth, in all respects.

This Agreement contains a pre-dispute arbitration clause in Paragraph 26. Each of SLK and Broker acknowledges that it has received, and read, a copy of this agreement, and agrees to be bound by the terms and conditions contained herein.

SPEAR, LEEDS & KELLOGG, LP
By:	/s/ GARY SREVO
Name:	Gary Srevo
Title:	Managing Director
GlobeNet Securities, Inc.
By:	/s/ MICHAEL CORMACK
By:
Name:	Michael Cormack
Title:	President

EXHIBIT A

Clearing Rate for All Executions Under the Fully Disclosed Clearing Agreement;

Spear, Leeds & Kellogg, L.P. ("SLK") will charge $[***] per ticket of each trade in Equity Securities it clears on behalf of GlobeNet Securities, Inc. regardless of size. This charge is inclusive of [***], but is not inclusive of [***]. "Per ticket" is defined as either the buy or the sell side of each trade executed. There will be two tickets for each individual execution, for a total charge of $[***] per execution.

DVP Rate for Direct Institutional Customers: SLK will charge $[***] per ticket.

Required Clearing Deposit: $[***]

  a.
  Financing Rates: In determining the Net Debit Balance or the Net Credit Balance, as the case may be: The interest rate with respect to any Net Credit Balance is [***]; and

  b.
  The interest rate with respect to any Net Debit Balance is [***].

*** Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

QuickLinks

  Exhibit 10.12
FULLY DISCLOSED CLEARING AGREEMENT BETWEEN SPEAR, LEEDS & KELLOGG, L.P. AND GlobeNet Securities, Inc.
EXHIBIT A